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                                                                   EXHIBIT 10.47

                                 FIRST AMENDMENT
                                       TO
                              SEPARATION AGREEMENT

         THIS FIRST AMENDMENT TO SEPARATION AGREEMENT (this "Amendment") is made and entered into as of February 12, 2002, among Sunrise Television Corp., a Delaware corporation (together with its successors, the "Company"), STC Broadcasting, Inc., a Delaware corporation (together with its successors, "STC"), and Sandy DiPasquale, his heirs, administrators, personal and legal representatives, and executors (collectively, "Executive").

         WHEREAS, the Company, STC and Executive entered into a Separation Agreement dated as of January 3, 2002 (the "Separation Agreement") setting forth, inter alia, the terms under which Executive separated from the Company and STC.

         WHEREAS, each of the Company, STC and Executive desire to amend the Separation Agreement as hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Amendment. Article II is hereby amended by deleting Article II in its entirety and by substituting in lieu thereof the following:

                                   "ARTICLE II
                        Consulting Fee and Escrow Payment

                  2.1      Consulting Fee.

                           (a) The Company and STC shall cause to be paid to Executive, as an independent contractor, for the period from the Effective Date through June 30, 2002 (the "Consulting Period"), a total consulting fee of $175,000 (the "Consulting Fee"); provided, however, that Executive performs the obligations required to be performed by him during the Consulting Period. The Consulting Fee shall be paid in six equal monthly installments commencing on the Effective Date. Except in respect of the benefits contemplated by Section 2.3 and the escrow payment described in Section 2.4, payment of the Consulting Fee shall be in lieu of any other benefits or payments to which Executive might be entitled (including vacation pay, commissions, bonuses, 401(k) contributions, sick pay, and severance).

                           (b) Executive shall be solely responsible for paying and withholding all federal and state taxes in respect of the Consulting Fee and any penalties or assessments thereon. The Company or STC will prepare a Form 1099 reflecting the Consulting Fee. Executive will indemnify and hold harmless the Company, STC, each Related Entity, and their respective officers, directors, and stockholders (each, an "Indemnified Party") from and against any and all taxes, assessments, fees, or other charges imposed by any governmental taxing authority, including any interest, penalty, or addition thereto, imposed on any Indemnified Party in respect of the Consulting Fee; provided, however,


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                  that any such indemnity obligation shall be reduced by the amount of any tax benefit realized by any Indemnified Party in respect thereof.

                           (c) During the Consulting Period, Executive shall be reimbursed, at such intervals and in accordance with such Company policies as may be in effect from time to time, for any and all reasonable and necessary business expenses incurred by him for the benefit of the Company, STC, or any Related Entity, including reasonable travel expenses and other expenses approved by the Company's board of directors from time to time.

                  2.2 Consulting Services. Executive shall remain available to the Company and STC for up to 40 hours per week of consultation during the Consulting Period (at no additional charge to the Company or STC) relating to matters in which Executive was involved prior to his departure from the Company and STC and such other transitional matters as may reasonably be requested by the Company or STC within the scope of Executive's prior duties with the Company, with such consultation to be provided by Executive at the times reasonably requested by the Company or STC.

                  2.3 Benefits. The Company shall provide Executive coverage under the Company's medical and dental plans on the same basis as previously provided for the period ending June 30, 2002, and thereafter for a period of 18 months, as required under the Employment Retirement Income Security Act of 1974, as amended, or Section 4980 B of the Internal Revenue Code of 1986, as amended, (collectively, the "COBRA Coverage"). Executive shall be solely responsible for the costs of such COBRA Coverage after June 30, 2002 and shall deliver such payments in the manner and as requested by the Company. Executive shall not be entitled to any other benefits or programs offered to or made available to employees of the Company or STC, including, vacation pay, commissions, bonuses, 401(k) contributions, sick pay, and severance (other than, in the case of severance, as expressly provided in Section 2.4).

                  2.4 Escrow. Concurrently herewith, the Company and STC shall deposit into an escrow account with United Bank, an aggregate amount equal to $600,000, which amount shall be held and disbursed in accordance with the Escrow Agreement attached hereto as EXHIBIT B; provided, however, that Executive performs the obligations required to be performed by him during the Consulting Period; provided, further, that in the event Executive revokes the waiver granted by Executive in
         Section 5.13, then Executive shall not be entitled to receive the escrow payment provided for in this Section 2.4. In the event of any failure by Executive to perform any of his obligations hereunder (other than those in Article III), the Company shall provide written notice to him of such failure and Executive shall have a period of ten days after his receipt of such notice to cure such failure.

                  2.5 Arbitration. The purpose of this Section 2.5 is to select the procedures and forum for resolution of Claims (as defined below) and is not intended to expand upon or add to any causes of action or damages to which the parties may otherwise be entitled under applicable law. Other than injunctive relief, any Claim shall (if not finally settled by mutual agreement of the parties hereto within 60 days after written notice or as otherwise agreed by such parties) be finally and exclusively settled by binding arbitration in Wichita, Kansas. Such arbitration shall be conducted in accordance with rules and procedures mutually agreed upon by all parties to such proceeding or shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect, and the arbitration shall be administered by the AAA office in Wichita, Kansas. Each notice of the commencement of any arbitration proceeding shall be sent to the applicable parties in accordance with the notice


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         provisions set forth in Section 5.10. The arbitration shall be conducted by and before one neutral arbitrator who is admitted to practice law. The arbitrator shall apply the substantive law (and the law of remedies and statutes of limitation, if applicable) of the State of New York as applicable to the Claims asserted, and the Federal Rules of Procedure and the Federal Rules of Evidence shall apply. The arbitrator shall (as he deems necessary or appropriate) have authority and jurisdiction to hold pre-hearing conferences by telephone or in person and to hear and rule on motions (including motions to dismiss or motions for summary judgment) and pre-hearing disputes upon request of any party to the proceeding. Except as expressly required by applicable law, the arbitrator shall limit his monetary awards to compensatory damages (which may include a requirement that the losing party bear attorneys' fees and costs of the arbitration proceeding) and shall not award punitive or exemplary damages of any kind. The arbitrator shall render a written opinion embodying his final findings and awards. Such findings and awards shall be final and binding on all parties to the applicable arbitration proceeding and may be enforced in any court having jurisdiction over the parties and subject matter. The parties hereto hereby submit to personal jurisdiction before any arbitration tribunal empanelled pursuant to this Section 2.5 and, solely for purposes of the enforcement of any arbitration award rendered pursuant to this Section 2.5, to exclusive jurisdiction and venue in the federal or Kansas state courts located in Wichita, Kansas. "Claims" means any claims, demands, causes of action, liabilities, losses, expenses, obligations, actions, suits, or proceedings arising from or relating to this Agreement except to the extent relating to any party's rights to seek equitable or injunctive relief to enforce the provisions of
         Article III.

                  2.6 Office Closure. Executive acknowledges that the office of the Company or STC located in Wichita, Kansas will be closed as soon as practicable after the Effective Date; provided, however, that the Company shall be responsible for providing Executive with such equipment, support, and facilities as may be reasonably necessary for Executive to perform his duties hereunder during the Consulting Period.

                  2.7 Death of Executive. In the event Executive dies prior to the expiration of the Consulting Period, (i) the obligation of the Company to pay any additional amounts in respect of the Consulting Fee shall automatically terminate, and (ii) the amount payable pursuant to
         Section 2.4 shall be immediately paid to Executive's estate, administrator, heirs, or other legal representatives."

         2. Certain Definitions. Capitalized terms used without definition in this Amendment have the meanings set forth in the Separation Agreement (as amended hereby).

         3. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and maybe appended to, any other counterpart.

         4. Effect; Governing Law. Except as specifically amended by this Amendment, the Separation Agreement shall remain in full force and effect. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts-of-law principles thereof).

                                    * * * * *


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                               SUNRISE TELEVISION CORP.



                               By:      /s/ David A. Fitz
                                        ----------------------------------------
                               Name:    David A. Fitz
                               Title:   Executive Vice President and
                                        Chief Financial Officer


                               STC BROADCASTING, INC.



                               By:      /s/ David A. Fitz
                                        ----------------------------------------
                               Name:    David A. Fitz
                               Title:   Executive Vice President and
                                        Chief Financial Officer


                               EXECUTIVE:



                               /s/ Sandy DiPasquale
                               -------------------------------------------------
                               Sandy DiPasquale